UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☑ Definitive Proxy Statement
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MANHATTAN ASSOCIATES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1
ELECTION OF DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS
COMMUNICATION WITH DIRECTORS
FORM 10-K EXHIBITS
OTHER MATTERS

MANHATTAN ASSOCIATES, INC.
2300 Windy Ridge Parkway, Suite 700
Atlanta, Georgia 30339
(770) 955-7070
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2006
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Manhattan Associates, Inc. (the “Company”) will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, at 9:00 a.m., Atlanta, Georgia time, on Friday, May 19, 2006 (the “Annual Meeting”), to consider and act upon:
     1. the election of one director to the Company’s Board of Directors;
     2. a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and
     3. such other business as may properly come before the Annual Meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on March 31, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors,
/s/ David K. Dabbiere
David K. Dabbiere
Secretary
April 18, 2006
Atlanta, Georgia
IMPORTANT
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SUBMIT YOUR VOTE THROUGH THE INTERNET, BY TELEPHONE, OR MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

MANHATTAN ASSOCIATES, INC.
2300 Windy Ridge Parkway, Suite 700
Atlanta, Georgia 30339

Proxy Statement

Annual Meeting of Shareholders
To Be Held May 19, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING
Shareholders Meeting
     This Proxy Statement and the enclosed proxy card (“Proxy”) are furnished on behalf of the Board of Directors of Manhattan Associates, Inc., a Georgia corporation (the “Company,” “our” or “we”), to solicit proxies for use at the Annual Meeting of Shareholders to be held on Friday, May 19, 2006, at 9:00 a.m., Atlanta, Georgia time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339. The Company intends to mail this Proxy Statement and the accompanying Proxy on or about April 18, 2006, to all shareholders entitled to vote at the Annual Meeting.
Shareholders Entitled to Vote
     Only holders of record of the Company’s $.01 par value per share common stock (the “Common Stock”) at the close of business on March 31, 2006 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2006, the Company had outstanding and entitled to vote 27,424,971 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is voted at the Annual Meeting by providing written notice of revocation to the Secretary of the Company, by filing with the Secretary of the Company a Proxy bearing a later date, or by voting through the Internet or in person at the Annual Meeting. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person, voting though the Internet or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.
Counting of Votes
     The purpose of the Annual Meeting is to consider and act upon the matters that are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed Proxy provides a means for a shareholder to vote upon each of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement, including a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast. Plurality means that the nominees who receive the most votes for the available directorships will be elected as Directors. Accordingly, the withholding of authority by a shareholder will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.
     The accompanying Proxy also provides a means for a shareholder to vote for, against or abstain from voting on the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder’s directions. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and approval of any other matters as may properly come before the meeting will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to such proposals will have the same effect as a vote against the proposals. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to such proposals, but they will have the effect of reducing the number of affirmative votes required to approve the proposals, because they reduce the number of shares present or represented from which a majority is calculated.
Proxies
     When the enclosed Proxy is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors and in favor of the ratification of the appointment of our independent registered public accounting firm.
Proxy Solicitation Costs
     The Company will bear the entire cost of soliciting proxies to be voted at the Annual Meeting, including the preparation, printing and mailing of proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone, telegram or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding the proxy materials to their customers who are beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the amount and percent of shares of Common Stock that, as of March 31, 2006, are deemed under the rules of the Securities and Exchange Commission (the “SEC” or “Commission”) to be “beneficially owned” by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by each Named Executive Officer of the Company (as defined on page 9 herein), by all directors and executive officers of the Company as a group, and by any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned (1)
	Number of	Percentage
	Shares of	of
Name of Beneficial Owner	Common Stock	Class
Peter F. Sinisgalli (2)	235,000	*
Steven R. Norton (3)	43,750	*
Jeffry W. Baum (4)	211,358	*
Jeff Cashman (5)	39,063	*
Jeffrey S. Mitchell (6)	301,086	1.10%
John J. Huntz, Jr. (7)	115,594	*
Richard M. Haddrill (8)	642,083	2.34%
Brian J. Cassidy (9)	259,156	*
Paul R. Goodwin (10)	61,078	*
Thomas E. Noonan (11)	97,156	*
Deepak Raghavan (12)	283,569	1.03%
Brown Capital Management, Inc. (13)	1,580,285	5.71%
Capital Research and Management Company (14)	1,950,000	6.80%
Jennison Associates LLC (15)	1,492,769	6.16%
Prudential Financial, Inc. (16)	1,560,618	6.40%
Kornitzer Capital Management, Inc. (17)	2,045,256	7.39%
Artisan Partners Limited Partnership (18)	1,608,000	5.80%
All executive officers and directors as a group (11 persons) (19)	2,288,893	8.35%

* Less than 1% of the outstanding Common Stock.

(1)	For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding include (i) 27,427,971 shares outstanding as of March 31, 2006 and (ii) shares issuable by the Company pursuant to options held by the respective person or group that may be exercised within 60 days following March 31, 2006 (“Presently Exercisable Options”). Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339.

(2)	Includes 225,000 shares issuable pursuant to Presently Exercisable Options.

(3)	Includes 43,750 shares issuable pursuant to Presently Exercisable Options. Mr. Norton resigned his position as Senior Vice President and Chief Financial Officer on March 31, 2006.

(4)	Includes 134,999 shares issuable pursuant to Presently Exercisable Options.

(5)	Includes 39,063 shares issuable pursuant to Presently Exercisable Options.

(6)	Includes 294,667 shares issuable pursuant to Presently Exercisable Options.

(7)	Includes 111,797 shares issuable pursuant to Presently Exercisable Options.

(8)	Mr. Haddrill currently serves as a Class II Director of the Board with his term to expire at the 2006 Annual Meeting. Includes 635,000 shares issuable pursuant to Presently Exercisable Options.

(9)	Includes 231,078 shares issuable pursuant to Presently Exercisable Options.

(10)	Includes 60,000 shares issuable pursuant to Presently Exercisable Options.

(11)	Includes 96,078 shares issuable pursuant to Presently Exercisable Options.

(12)	Includes 6,000 shares held by Mr. Raghavan for the benefit of his minor child, 413 shares held by Mr. Raghavan’s wife, and 100,000 shares held by a trust controlled by Mr. Raghavan’s wife. Also includes 76,078 shares issuable pursuant to

Presently Exercisable Options. Mr. Raghavan disclaims beneficial ownership of the shares held for the benefit of his child, the shares held by his wife and the shares held by the trust controlled by his wife.
(13)	Based on an Amendment to Schedule 13G filed with the Commission on February 6, 2006, by Brown Capital Management, Inc., an investment advisor. Includes 1,580,285 shares of Common Stock owned by various investment advisory clients of Brown Capital Management, Inc., which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. In all cases, persons other than Brown Capital Management, Inc. have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares and no individual client holds more than five percent of the class. The address of Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(14)	Based on an Amendment to Schedule 13G filed with the Commission on February 10, 2006 jointly by Capital Research and Management Company, an investment advisor and SMALLCAP World Fund, Inc. Capital Research and Management Company reports that it was deemed to beneficially own 1,950,000 shares of common stock, of which it has no sole or shared voting power and the sole power to dispose or to direct the disposition of 1,950,000 shares. Capital Research and Management Company disclaims beneficial ownership of any of the securities. SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research and Management Company, is the beneficial owner of 1,950,000 shares. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

(15)	Based on an Amendment to Schedule 13G filed with the Commission on February 14, 2006 by Jennison Associates LLC, an investment advisor. Jennison Associates LLC reports that it beneficially owns an aggregate of 1,492,769 shares of common stock, of which it has the sole power to vote or direct the vote of 1,298,969 shares and shared power to direct or dispose the disposition of 1,492,769 shares. Jennison Associates LLC disclaims beneficial ownership of the securities held by its managed portfolio companies. The address of Jennison Associates LLC is 466 Lexington Avenue, New York, New York 10017.

(16)	Based on an Amendment to Schedule 13G filed with the Commission on February 10, 2006 by Prudential Financial, Inc. Prudential Financial, Inc. reports that it beneficially owns an aggregate of 1,560,618 shares of common stock, 142,200 of which shares it has sole voting power and sole dispositive power, 1,224,618 shares of which it has shared voting power and 1,418,418 shares of which it has shared dispositive power. Prudential Financial, Inc. disclaims beneficial ownership of any securities managed for its benefit or the benefit of its clients. The address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102.

(17)	Based on a Schedule 13G filed with the Commission on February 2, 2006 by Kornitzer Capital Management, Inc. Includes 2,045,256 shares of common stock owned by various investment advisory clients, all of which Kornitzer Capital Management, Inc. has shared voting power and shared dispositive power. The investment advisory clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares and no individual client holds more than five percent of the class. The address of Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, KS 66205.

(18)	Based on a Schedule 13G filed with the Commission on January 27, 2006 jointly by Artisan Partners Limited Partnership and its affiliates. Includes 1,608,000 shares of common stock owned by various investment advisory clients, all of which Artisan Partners Limited Partnership has shared voting power and shared dispositive power. The investment advisory clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares and no individual client holds more than five percent of the class. The address of Artisan Partners Limited Partnership is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(19)	Includes 10,000 shares held by Mr. Sinisgalli; zero shares held by Mr. Norton; 76,359 shares held by Mr. Baum; zero shares held by Mr. Cashman; 6,419 shares held by Mr. Mitchell; 3,797 shares held by Mr. Huntz; 7,083 shares held by Mr. Haddrill; 28,078 shares held by Mr. Cassidy; 1,078 shares held by Mr. Goodwin; 1,078 shares held by Mr. Noonan; 101,078 shares held by Mr. Raghavan; 6,000 shares held by Mr. Raghavan’s child, who is a minor; 413 shares held by Mr. Raghavan’s wife; 100,000 shares held by a trust controlled by Mr. Raghavan’s wife; and 1,947,510 shares issuable pursuant to Presently Exercisable Options.
PROPOSAL 1
ELECTION OF DIRECTORS
Introduction
     At the Annual Meeting, one director is to be elected for the term described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of two Class I directors (Messrs. Goodwin and Cassidy), two Class II directors (Messrs. Haddrill and Raghavan) and three Class III directors (Messrs. Huntz, Noonan and Sinisgalli). At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 2008, 2009 and 2007 annual meeting of shareholders, respectively. There are no family relationships among any of the directors or director nominees of the Company.
     The Board of Directors has adopted a policy statement that provides as follows: “[i]t is the policy of Manhattan Associates, Inc., in order to ensure full representation of the Company’s shareholders on the Board of Directors and to enhance the Company’s access to talented managerial advisors, that no non-employee director of the Company shall serve as a director for more than eight consecutive years and that each non-employee director when first elected to the Board of Directors (including after a period of non-service) shall serve only until the next annual meeting of shareholders, unless nominated by the Board of Directors prior to such meeting to be included in the Company’s staggered board in a manner determined by the Board of Directors.”
     Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the one nominee named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
     The Board of Directors recommends a vote FOR the named nominee.
Nominee
Nominee to Serve as Class II Directors (Term Expires in 2009)
     Deepak Raghavan, age 39, has served as a member of our Board of Directors since August 1998. Mr. Raghavan served as our Senior Vice President — Product Strategy from January 2001 until June 2002, as Senior Vice President and Chief Technology Officer from August 1998 until January 2001 and as Chief Technology Officer from our inception in October 1990 until August 1998. From 1987 until 1990, Mr. Raghavan served as a Senior Software Engineer for Infosys Technologies Limited, a software development company, where he specialized in the design and implementation of information systems for the apparel manufacturing industry. Since January 2003, Mr. Raghavan has been enrolled as a full-time Graduate Student with the Department of Physics and Astronomy at Georgia State University, Atlanta, Georgia.
Current Directors
     The members of the Board of Directors continuing in office as Class I directors, elected to serve until the 2008 Annual Meeting, are as follows:
     Brian J. Cassidy, age 60, has served as a member of our Board of Directors since May 1998. Mr. Cassidy was the co-founder of Webforia Inc., a developer and supplier of computer software applications, and served as Webforia’s Vice Chairman from April 1996 until February 2003. Prior to forming Webforia, Mr. Cassidy served as Vice President of Business Development of Saros Corporation, a developer of document management software, from January 1993 until March 1996. Prior to joining Saros Corporation, Mr. Cassidy was employed by Oracle Corporation, as Joint Management Director of European Operations and a member of the Executive Management Board from 1983 until 1988 and as Worldwide Vice President of Business Development from 1988 until 1990.
     Paul R. Goodwin, age 63, has served as a member of our Board of Directors since April 2003. From June 2003 through 2004, Mr. Goodwin was employed as a consultant to CSX Corporation, which, through its subsidiaries, operates the largest rail network in the eastern United States. Mr. Goodwin served as Vice-Chairman and Chief Financial Officer of CSX Corporation from April 2000 until June 2003 when he retired. From April 1995 until April 2000, Mr. Goodwin served as Executive Vice President – Finance and Chief Financial Officer of CSX Corporation. Mr. Goodwin started with the CSX Corporation in 1965 and held various senior management positions with entities affiliated with CSX Corporation group, including executive vice president and chief financial officer, senior vice president finance and planning and executive vice president of finance and administration. Mr. Goodwin serves on the board of directors for the National Railroad Retirement Investment Trust and chairs or serves on the investment committee for several foundations.
     The members of the Board of Directors continuing in office as Class III directors, elected to serve until the 2007 Annual Meeting, are as follows:
     John J. Huntz, Jr., age 55, has served as Chairman of our Board of Directors since April 2003 and has served as a member of our Board of Directors since January 1999. Mr. Huntz has also served as the executive director of the venture capital group in Arcapita, Inc., a leading international investment firm, since October 2005. Mr. Huntz served as Managing Director of Fuqua Ventures, LLC, a private equity investment firm, from March 1998 through 2005. Mr. Huntz served as Executive Vice President and Chief Operating Officer of Fuqua Enterprises, Inc., a company that manufactures health-care products, from August 1995 until March 1998 and as its Senior Vice President from March 1994 until August 1995. From September 1989 until January 1994, Mr. Huntz served as the Managing Partner of Noble Ventures International, Inc., a private international investment company. From 1984 until 1989, Mr. Huntz served as Director of Capital Resources for Arthur Young & Company, and from 1979 until 1984, Mr. Huntz was with Harrison Capital, Inc., a venture capital investment subsidiary of Texaco, Inc. Mr. Huntz founded and serves as President of the Atlanta Venture Forum, a risk capital network, and is a board member of the National Venture Capital Association. Mr. Huntz serves as a director of several of the portfolio companies of Fuqua Ventures, LLC. Mr. Huntz is also a member of the Securities and Exchange Commission Executive Committee on Small Business Capital Formation.
     Thomas E. Noonan, age 45, has served as a member of our Board of Directors since January 1999. Mr. Noonan has served as the President and member of the board of directors of Internet Security Systems, Inc. (NASDAQ: ISSX), a provider of network security monitoring, detection and response software, since May 1995, and as its Chief Executive Officer and Chairman of the board of directors since November 1996. Prior to joining Internet Security Systems, Mr. Noonan served as Vice President, Sales and Marketing with TSI International, Inc., an electronic commerce company, from October 1994 until April 1995. From November 1989 until October 1994, Mr. Noonan held high-level sales and marketing positions at Dun & Bradstreet Software, a developer of enterprise business software.
     Peter F. Sinisgalli, age 50, has served as our President and Chief Executive Officer and a member of our Board of Directors since July 1, 2004. Mr. Sinisgalli joined the Company in March 2004 as President and Chief Operating Officer, and assumed the role of Chief Executive Officer in July 2004. From April 2003 until February 2004, Mr. Sinisgalli served as President and Chief Executive Officer of NewRoads, Inc., a provider of outsourced solutions for fulfillment and customer care to companies engaged in one-to-one direct commerce. From November 1996 until January 2003, Mr. Sinisgalli served as President and Chief Operating Officer of CheckFree Corporation, a leading provider of electronic billing and payment services. Mr. Sinisgalli also serves on the board of directors of Witness Systems, Inc., a global provider of performance optimization software and services.
Executive Officers
     In addition to Peter F. Sinisgalli, the following individuals serve as our executive officers as of March 31, 2006:
     Dennis B. Story, age 42, has served as our Senior Vice President and Chief Financial Officer since joining the Company in March 2006. Mr. Story served as the senior vice president of finance for Fidelity National Information Services, Inc. (NYSE: FIS). Mr. Story was previously senior vice president of finance for Certegy, Inc., an Atlanta based financial services company, which merged with Fidelity National Information Services, Inc. in February 2006. Prior to Certegy, Mr. Story served as chief financial officer of NewRoads Inc., a privately-owned logistics provider from September 2003 to September 2004, and senior vice president and corporate controller of Equifax Inc. from 2000 until August 2003.
     Jeffrey S. Mitchell, age 38, has served as our Executive Vice President, Americas Operations since January 2005. Previously, Mr. Mitchell served as our Executive Vice President — Americas Sales and Marketing, from January 2004 to January 2005. From April 1997 to January 2004, Mr. Mitchell held various sales management roles with Manhattan Associates. From April 1995 until April 1997, Mr. Mitchell was a sales representative for The

Summit Group, now a part of CIBER Enterprise Solutions, a provider of supply chain and ERP services. From May 1991 until April 1995, Mr. Mitchell served in various aspects of account management in the employer services division of Automatic Data Processing, Inc., providing outsource payroll and human resources solutions.
     Jeffry W. Baum, age 43, has served as our Senior Vice President, International Operations since January 2000. From February 1998 until January 2000, Mr. Baum served as our Vice President - International Business Development. From January 1997 until February 1998, Mr. Baum served as Vice President — Sales and Marketing of Haushahn Systems & Engineers, a warehouse management systems and material handling automation provider that is now known as Provia Software. From March 1992 until December 1996, Mr. Baum served as Senior Account Manager at Haushahn. Prior to that, Mr. Baum served in a variety of business development, account management and marketing positions with Logisticon, Inc. and Hewlett-Packard Company.
     Jeff Cashman, age 43, has served as our Senior Vice President of Business Development, Alliances and Strategy since January 2005. From July 2004 to December 2005, Mr. Cashman served as Vice President and General Manager of International Operations of MAPICS, Inc., a publicly traded company that specializes in enterprise resource planning software solutions for manufacturing companies and from March 2002 to June 2004, he served as Vice President of Professional Services and Chief Marketing Officer. From September 1997 to December 2001, Mr. Cashman held senior executive positions at Viewlocity, Inc., a supply-chain event management software solutions provider and as a Senior Vice President of Marketing Strategy and Business Development at McHugh Software (now Red Prairie). From July 1985 to September 1997, Mr. Cashman served as an Associate Partner and held various other positions at Accenture Ltd. where he spent more than a decade in their distribution/logistics software organization and supply chain strategy practices.
Board of Directors Meetings, Committees and Compensation
     The Board of Directors currently consists of seven members, four of whom (Messrs. Huntz, Cassidy, Goodwin and Noonan) have been determined by the Board of Directors to be “independent” as that term is defined under the corporate governance rules of The Nasdaq Stock Market, Inc. In compliance with the NASDAQ corporate governance rules, the independent Directors of the Company conduct regularly scheduled meetings without the presence of non-independent directors or management.
     During the fiscal year ended December 31, 2005, the Board of Directors held four meetings. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served. Because we schedule our spring Board meeting in conjunction with the annual meeting of shareholders, our Directors are invited to the annual meeting of shareholders, and two Directors attended our 2005 annual meeting.
     The non-employee Chairman of the Board of Directors receives an annual retainer of $150,000, payable on the first business day of each quarter. Non-employee members of the Board of Directors receive an annual retainer of $35,000 payable on the first business day of each quarter. All non-employee members of the Board of Directors received $1,500 for each board meeting attended in 2005 and $1,500 for each committee meeting held independently of a board meeting. In 2005, we granted to each non-employee director stock options to purchase 5,000 shares of Common Stock at the beginning of each quarter during which they served as a director. All of these options have an exercise price equal to the fair market value of the Common Stock on the date of grant, are exercisable immediately and have a term of ten years. Any non-employee director who joins the Board of Directors in the future will be entitled to a one time grant of $30,000 of restricted stock, vesting in equal installments over the remainder of the director’s initial elected term.
     The Board of Directors has established three permanent committees that have certain responsibilities for our governance and management. They include the Audit Committee, the Compensation Committee and the Nomination and Governance Committee. Charters for the Audit Committee, Compensation Committee and Nomination and Governance Committee can be found in the Investor Relations section of our web site at www.manh.com.
     Audit Committee. During 2005, the Audit Committee consisted of Messrs. Huntz, Goodwin and Noonan. Mr. Huntz serves as Chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee meets the independence and experience requirements applicable to members of the Audit Committee of a NASDAQ-traded company, as well as the Audit Committee independence standards established by the Securities and Exchange Commission. Further, the Board has determined that Messrs. Huntz, Goodwin and Noonan are “audit committee financial experts,” as defined by the rules of the Commission. The Audit Committee recommends the selection of our independent registered public accounting firm, reviews the scope of the audit to be conducted by them, as well as the results of their audit, reviews the scope of our internal system of controls, appraises our financial reporting activities (including our proxy statement and annual report) and the accounting standards and principles followed. The Audit Committee also reviews and discusses with management and our independent registered public accounting firm various topics and events that may have significant financial impact on the Company, and reviews and discusses with management major financial risk exposure and steps management has taken to monitor and control such exposure. Additionally, the Audit Committee reviews the adequacy and effectiveness of our internal controls, internal audit procedures, and disclosure controls and procedures, and management reports thereon. The Chairman of the Audit Committee is to be contacted by the Chief Financial Officer or the independent registered public accounting firm to review items of a sensitive nature that can impact the accuracy of financial reporting, and to discuss significant issues relative to overall Board responsibility that have been communicated to management, but may warrant follow up to the Audit Committee. During the fiscal year ended December 31, 2005, the Audit Committee met five times.
     Compensation Committee. During 2005, the Compensation Committee consisted of Messrs. Noonan, Huntz and Cassidy. Mr. Noonan serves as Chairman of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee meet the independence requirements of the NASDAQ corporate governance rules. The Compensation Committee approves the compensation and benefits of all of our executive officers, reviews general policies relating to compensation and benefits of our employees and makes recommendations concerning certain of these matters to the Board of Directors. The Compensation Committee also administers our stock option plans and establishes the terms and conditions of all stock options granted under these plans. During the fiscal year ended December 31, 2005, the Compensation Committee met four times.
     Nomination and Governance Committee. Established on July 17, 2003, our Nomination and Governance Committee (the “Nominating Committee”) consists of Messrs. Goodwin, Cassidy and Huntz. Mr. Goodwin serves as Chairman of the Nominating Committee. The Board of Directors has determined that all members of the Nominating Committee meet the independence requirements of the NASDAQ corporate governance rules. The Nominating Committee is appointed by the Board of Directors to identify and assist in recruiting outstanding individuals who qualify to serve as Board members and to recommend that the Board select a slate of director nominees for election by our shareholders at each annual meeting of our shareholders in accordance with our Articles of Incorporation, Bylaws and Georgia law; to recommend directors for appointment to each Board committee; to review the performance of the Board and its committees and make appropriate recommendations; and to oversee our corporate governance guidelines and periodically re-evaluate such corporate governance guidelines for the purpose of suggesting changes if appropriate.
     As appropriate, the Nominating Committee actively seeks, interviews and evaluates individuals qualified to become Board members for recommendation to the Board of Directors, has the power to hire legal, accounting, financial or other advisors as it may deem necessary in its judgment, has the sole authority to retain and terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms. In addition, the Nominating Committee periodically reviews the independence of each director, as such term is interpreted under the applicable provisions of the Securities Exchange Act of 1934 and the applicable rules of The Nasdaq National Market, periodically reviews and assesses the performance of the Board and its committees and reports such assessment, including any recommendations for proposed changes, to the Board, periodically reviews and reassesses the adequacy of our corporate governance guidelines and recommends any proposed changes to the Board, periodically makes reports to the Board regarding the committee’s evaluation of the Board members, its committees and members thereof and the corporate governance guidelines, and periodically reviews and reassesses the adequacy of the Nominating Committee Charter and recommends any proposed changes to the Board of Directors. During the fiscal year ended December 31, 2005, the Nominating Committee met once.
     In accordance with the provisions of our Articles of Incorporation and Bylaws, shareholders may directly nominate prospective director candidates by delivering to our Corporate Secretary certain information about the nominee (reflecting the disclosure requirements of the SEC’s proxy rules concerning nominees for directorships) no less than 90 days and no more than 120 days in advance of the first anniversary of the prior year’s annual meeting. The Nominating Committee has not adopted a formal policy with regard to consideration of any director candidate nominated by shareholders. The Nominating Committee believes that such a policy is not necessary or appropriate because of the shareholders’ ability to directly nominate director candidates for the Board.
     In identifying qualified individuals to become members of the Board of Directors, the Nominating Committee selects candidates whose attributes it believes would be most beneficial to the Company. The Nominating Committee evaluates each individual’s experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board of Directors. The Committee generally identifies director nominees through the personal, business and organizational contacts of existing directors and management. However, the Committee may use a variety of sources to identify director nominees, including third-party search firms, counsel, advisors and stockholder recommendations.
Code of Ethics
     Our Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board of Directors, our executive officers and our employees. We have posted the Code of Business Conduct and Ethics policy in the Investor Relations section of our web site at www.manh.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Form 8-K, satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on our web site as necessary.
Executive Compensation
     Summary Compensation Table. The following table sets forth, for the three years ended December 31, 2005, the total compensation paid to or accrued for the current and prior Chief Executive Officer and the other Executive Officers as defined under the SEC rules with the next highest total annual salary and bonus (collectively, the “Named Executive Officers”).

					Long Term
					Compensation
		Annual Compensation			Awards
				Other		Number of	All
				Annual	Restricted Stock	Securities	Other
Name and Principal Position	Year	Salary	Bonus (1)	Compensation (2)	Awards	Underlying Options	Compensation (2)
Peter F. Sinisgalli (3)	2005	$350,000	$470,467	—	—	150,000	—
President, Chief Executive	2004	277,084	—	—	10,000	400,000
Officer and Director

Steven R. Norton (4)	2005	229,990	153,676	—	—	192,500	—
Senior Vice President and Chief Financial Officer

Jeffry W. Baum	2005	211,800	317,125	—	—	75,000	—
Senior Vice President-	2004	183,750	86,700	—	—	—	—
International Operations	2003	170,000	125,310	—	—	39,000	—

Jeff Cashman (5)	2005	242,330	147,914	—	—	142,500	—
Senior Vice President of Business Development, Alliances and Strategy

Jeffrey S. Mitchell	2005	284,000	409,657	—	—	150,000	—
Executive Vice President-	2004	250,000	190,000	—	3,630	—	—
Americas Operations	2003	190,000	199,160	—	—	125,000	—

(1)	Bonuses represent amounts earned in the applicable year, regardless of whether such bonuses were paid prior to the end of such year.

(2)	In accordance with the rules of the Securities and Exchange Commission, other compensation received in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(3)	Mr. Sinisgalli joined the Company in February 2004 as President and Chief Operating Officer. In July 2004, Mr. Sinisgalli became President, Chief Executive Officer and a member of the Board of Directors. Mr. Sinisgalli voluntarily waived the performance-related bonus he was entitled to receive pursuant to the terms of his employment agreement during 2004.

(4)	Mr. Norton joined the Company in February 2005 as Senior Vice President and Chief Financial Officer. Mr. Norton resigned his position as Senior Vice President and Chief Financial Officer on March 31, 2006.

(5)	Mr. Cashman joined the Company in January 2005 as Senior Vice President of Business Development, Alliances and Strategy.
Option Grants in Last Fiscal Year
     The following table sets forth all individual grants of stock options during the year ended December 31, 2005 to each of the Named Executive Officers:

	Individual Grants
	Number of	Percent of			Potential Realizable
	Securities	Total Options			Value at Assumed
	Underlying	Granted to	Exercise or		Annual Rates of Stock
	Options	Employees in	Base Price	Expiration	Price Appreciation
Name	Granted	Fiscal Year	Per Share	Date	for Option Term (1)
					5%	10%
Peter F. Sinisgalli	100,000	4.7%	$22.28	1/05/15	$1,401,177	$3,550,858
	50,000	2.3	21.98	11/29/12	691,155	1,751,522
Steven R. Norton	175,000	8.2	21.90	1/24/15	2,410,238	6,108,017
	17,500	0.8	21.98	11/29/12	241,904	613,033
Jeffry W. Baum	50,000	2.3	22.28	1/05/15	700,588	1,775,429
	25,000	1.2	21.98	11/29/12	345,577	875,761
Jeff Cashman	125,000	5.8	22.28	1/05/15	1,751,471	4,438,572
	17,500	0.8	21.98	11/29/12	241,904	613,033
Jeffrey S. Mitchell	100,000	4.7	22.28	1/05/15	1,401,177	3,550,858
	50,000	2.3	21.98	11/29/12	691,155	1,751,522

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company’s stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of the Common Stock to date.
Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
     The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options during the fiscal year ended December 31, 2005 and the value of the outstanding options held by the Named Executive Officers at December 31, 2005:

	Shares		Number of Securities		Value of Unexercised
	Acquired	Value	Underlying Unexercised		In-the-Money Options
Name	on Exercise	Realized (1)	Options at Fiscal Year End		at Fiscal Year-End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter F. Sinisgalli	—	—	193,750	356,250	$—	$—
Steven Norton	—	—	—	192,500	—	—
Jeffry W. Baum	—	—	109,999	91,000	137,193	—
Jeff Cashman	—	—	23,438	119,062	—	—
Jeffrey S. Mitchell	—	—	236,334	210,666	264,475	49,400

(1)	Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the net amount of cash received by such individuals is dependent on the price of the Common Stock at the time of such sale, as well as federal and state income taxes and other expenses of option exercises and sales of stock.

(2)	Based on the fair market value of the Common Stock as of December 31, 2005 of $20.48 per share as reported on The Nasdaq National Market, Inc. less the exercise price payable upon exercise of such options.

Employment Agreements
     Mr. Sinisgalli is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $350,000 (prorated for any year of partial service) and a performance-related bonus targeted at $450,000 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Sinisgalli may be increased annually at the discretion of the Board of Directors, in regard to salary, and the Compensation Committee, in regard to bonuses. In 2006, the Company intends to pay Mr. Sinisgalli a base salary of $425,000 and a target performance-related bonus of $425,000. Mr. Sinisgalli also received a stock option to purchase 400,000 shares of Common Stock that vests in 16 quarterly installments beginning June 30, 2004 and a grant of 10,000 shares of restricted Common Stock that vests in four equal annual installments beginning March 30, 2005. Mr. Sinisgalli is also entitled to receive a stock option to purchase an additional 100,000 shares of Common Stock on January 1 of each year beginning in 2005 provided he is still employed as our President and Chief Executive Officer. Any such stock option will vest in 16 equal quarterly installments beginning on June 30 of the year of the grant. All of the stock options and restricted stock will vest upon a change in control of the Company. Under the agreement, Mr. Sinisgalli has also agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Sinisgalli has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of his employment other than for cause or at the expiration of the agreement’s term, Mr. Sinisgalli is eligible to receive eighteen months of his then current base salary and will have 90 days in which to exercise his vested stock options.
     Mr. Story is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $255,000, with a performance related bonus targeted at $178,500 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Story may be increased annually at the discretion of the Chief Executive Officer or the Board of Directors. In addition, Mr. Story received stock option grants totaling 175,000 shares of Common Stock. All of the options will vest upon a change in control of the Company. Under the employment agreement, Mr. Story has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, under the employment agreement and a related Severance and Non-Competition Agreement (the “Severance Agreement”), Mr. Story has agreed not to solicit the Company’s customers for a period of one year following any termination. Under the Severance Agreement, Mr. Story is eligible to receive twelve months of his then current base salary in the event of termination as defined in the agreement and will have 90 days in which to exercise his vested stock options.
     Mr. Baum is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $150,000, with a performance-related bonus targeted at $200,000 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Baum may be increased annually at the discretion of the Chief Executive Officer or the Board of Directors. In 2006, the Company intends to pay Mr. Baum a base salary of $210,000 and a target performance-related bonus of $260,000. In addition, Mr. Baum received stock option grants under the agreement totaling 240,000 shares of Common Stock. Under the agreement, Mr. Baum has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Baum has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination, Mr. Baum is eligible to receive twelve months of his then current base salary in the event of termination as defined in the agreement and will have 30 days in which to exercise his vested stock options.
     Mr. Mitchell is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $250,000, with a performance-related bonus targeted at $390,000 per year based on specific objective and subjective criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Mitchell may be increased annually at the discretion of the Chief Executive Officer, President or the Board of Directors, in regard to salary, and at the sole discretion of the Company, in regard to bonuses. In 2006, the Company intends to pay Mr. Mitchell a base salary of $312,000 and a target performance-related bonus of $425,000. In addition, Mr. Mitchell received a one time bonus of $100,000 payable in April 2004 and an additional bonus of $90,000 payable on April 21, 2006. Mr. Mitchell also received stock option grants under the agreement totaling 260,000 shares of Common Stock and a grant of 3,630 shares of restricted Common Stock that vests in three equal annual installments beginning January 1, 2005. Under the agreement, Mr. Mitchell has agreed to assign to the

Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Mitchell has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of employment, Mr. Mitchell is eligible to receive twelve months of his then current base salary in the event of termination as defined in the agreement and will have 30 days in which to exercise his vested stock options.
     Mr. Cashman is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $245,000, with a performance related bonus targeted at up to $122,500 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Cashman may be increased annually at the discretion of the Chief Executive Officer or the Board of Directors. In 2006, the Company intends to pay Mr. Cashman a base salary of $255,000 and a target performance-related bonus of $140,000. In addition, Mr. Cashman also received stock option grants under the agreement totaling 125,000 shares of Common Stock. All of the options will vest upon a change in control of the Company. Under the employment agreement, Mr. Cashman agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Cashman has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of employment, Mr. Cashman is eligible to receive twelve months of his then current base salary in the event of termination as defined in the agreement and will have 30 days in which to exercise his vested stock options.
Limitation of Liability and Indemnification of Officers and Directors
     The Company’s Articles of Incorporation provide that the liability of the directors to the shareholders for monetary damages shall be limited to the fullest extent permissible under Georgia law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.
     The Company’s Bylaws provide that the Company will indemnify each of its officers, directors, employees and agents to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the Company, against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made for:
•	any appropriation, in violation of his or her duties, of any business opportunity of the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any liability under Section 14-2-832 of the Georgia Business Corporation Code, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or

•	any transaction from which he or she derived an improper personal benefit.
The Company has entered into indemnification agreements with certain executive officers and directors providing indemnification similar to that provided in the Bylaws.
Compensation Committee Interlocks and Insider Participation
     The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2005: Thomas E. Noonan (Chairman), John J. Huntz, Jr. and Brian J. Cassidy. To the Company’s knowledge, there were no interlocking relationships involving members of the Compensation Committee or other directors requiring disclosure in this Proxy Statement.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Common Stock to file reports of initial statements of ownership and statements of changes in ownership of such stock with the Securities and Exchange Commission. Directors, executive officers and persons owning beneficially more than 10% of the Common Stock are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file with the Commission. To the Company’s knowledge, based solely on the information furnished to the Company, all directors, executive officers and 10% shareholders complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2005, except late filings to report stock option grants to Messrs. Sinisgalli, Norton, Baum and Mitchell on Form 4s in November 2005. Each of these transactions have been reported subsequently.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
General
     The Compensation Committee of the Company’s Board of Directors (the “Committee”) has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers and other key employees, and the basis on which the 2005 compensation was determined for the executive officers of the Company, with particular detail given to the 2005 compensation for the Company’s Chairman of the Board and Chief Executive Officer.
Compensation of Executive Officers Generally
     The Committee is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company’s Stock Incentive Plan. The Committee is currently comprised of three non-employee directors: Messrs. Noonan (Chairman), Huntz and Cassidy. The Committee’s overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company’s business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company’s long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company’s compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.
     Base Salary. Base Salary levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Committee generally takes into account the Company’s past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities.
     Incentive Bonuses. The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded based on a combination of the Company achieving certain corporate performance objectives and individual goals for each respective executive officer.
     Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company and the Company’s financial performance. Stock options are designed to align the interests of the Company’s executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the shareholder’s return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended December 31, 2005, options to purchase an aggregate 210,000 shares of Common Stock were granted to the Company’s Named Executive Officers.
     Other Benefits. Benefits offered to the Company’s executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company’s executive officers are substantially the same as those offered to all of the Company’s regular employees. In 1995, the Company established a tax-qualified deferred compensation 401(k) Savings Plan (the “Plan”) covering all of the Company’s eligible full-time employees. Under the Plan, participants may elect to contribute, through salary reductions, up to 60% of their annual compensation subject to a statutory maximum of $14,000. On January 1, 2006, the eligible compensation limitation was increased to $15,000. The Company provides additional matching contributions in the amount of 50% up to the first 6% contributed under the Plan. The Plan is designed to qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the Plan, and so that contributions by the Company will be deductible by the Company when made.
Compensation of the Chief Executive Officer
     The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company’s performance.
     For the fiscal year ending December 31, 2005, Mr. Sinisgalli’s compensation included a salary of $350,000 and a bonus of $470,467 based on certain financial criteria of the Company. The Committee believes the compensation paid to Mr. Sinisgalli was reasonable.
Policy with Respect to Qualifying Compensation for Deductibility
     Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and its other four most highly compensated executive officers. The Company has not established a policy with regard to Section 162(m) of the Code, because the Company does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.
Compensation Committee
Thomas E. Noonan, Chairman
John J. Huntz, Jr.
Brian J. Cassidy

STOCK PERFORMANCE GRAPH
     The following line-graph provides a comparison of the cumulative total shareholder return on the Common Stock for the period from December 31, 2000 through December 31, 2005, against the cumulative shareholder return during such period achieved by The Nasdaq Stock Market (U.S. Companies) (“NASDAQ US”) and the Index for Nasdaq Listed Supply Chain Solution Provider Stocks (the “Peer Group”). The graph assumes that $100 was invested on December 31, 2000 in the Common Stock and in each of the comparison indices and assumes reinvestment of dividends.
     The Stock Performance Graph shall not be deemed incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
RELATED PARTY TRANSACTIONS
     During 2005, the Company purchased software and services for approximately $57,000 from Internet Security Systems, Inc., whose President, Chief Executive Officer and Chairman of the Board is Thomas E. Noonan, a member of our Board of Directors. In the opinion of management, the rates, terms and consideration of the transaction approximated those with unrelated parties.
     During 2005, the Company purchased hardware of approximately $192,000 from Alien Technology Corp., a provider of ultra-low cost radio frequency identification (RFID) tags and hardware, a party in which the Company made a $2 million investment during 2003. The investment represents approximately a 1.5% ownership in the privately held corporation. In the opinion of management, the rates, terms and consideration of the transaction approximated those with unrelated parties.

AUDIT COMMITTEE REPORT
     The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. In this regard, the Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the approvals. The decision of any member to whom authority is delegated to approve services to be performed by the Company’s independent registered public accounting firm is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.
     The Audit Committee of the Board of Directors currently consists of Messrs. Huntz (Chairman), Goodwin and Noonan, all of whom meet the independence requirements of The Nasdaq Stock Market, Inc. During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by both the Audit Committee and the full Board on June 30, 2000. The complete text of the Audit Committee Charter was filed as Annex A to our Proxy Statement for the 2004 Annual Meeting of Shareholders and is available in its current form on our website at www.manh.com.
     In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.
     With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with Ernst & Young LLP, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
     During 2005, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, which it made using the criteria set forth by the Committee Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework. The Audit Committee has also reviewed and discussed with Ernst & Young LLP its attestation report on management’s assessment of internal control over financial reporting and its review and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended December 31, 2005.
     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
Audit Committee
John J. Huntz, Jr., Chairman
Paul R. Goodwin
Thomas E. Noonan
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     In February 2006, the Board of Directors appointed Ernst & Young LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2006, subject to the submission and approval of a budget for audit and audit related fees for services to be rendered for our 2006 fiscal year. The appointment of Ernst & Young LLP was recommended to the Board by its Audit Committee. The Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in our best interests and the best interests of our shareholders. A proposal to ratify the appointment will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
Audit and Non-Audit Fees
     The following table presents the aggregate fees for professional services rendered by Ernst & Young LLP for each of the last two fiscal years:

	2005	2004
Audit Fees (1)	$784,797	$759,958
Audit Related Fees (2)	309,538	—
Tax Fees (3)	81,100	247,872
All Other Fees (4)	—	—

TOTAL FEES	$1,175,435	$1,007,830

(1)	Audit fees consisted of charges associated with the annual audit and the audit of internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q and statutory audits required internationally.

(2)	Audit-related fees principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions and other attest services.

(3)	Tax fees consisted of charges principally related to services associated with tax compliance, tax planning and tax advice.

(4)	All other fees include charges for products and/or services other than those described above.
     The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.
     The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
SHAREHOLDER PROPOSALS
     Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2007 Annual Meeting of Shareholders must be received by the Company no later than December 20, 2006 if any such proposal is to be eligible for inclusion in the Company’s proxy materials for its 2007 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

     In order for a shareholder to bring any business or nominations before the Annual Meeting of Shareholders, certain conditions set forth in Sections 2.14 and 3.8 of the Company’s Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 30 days prior to the meeting as originally scheduled.
COMMUNICATION WITH DIRECTORS
     We have established procedures for shareholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the board by email at: investor_relations@manh.com or by mail at: Manhattan Associates, Inc. Board of Directors, 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339. All communications made by this means will be received directly by the Chairman of the Audit Committee.
FORM 10-K EXHIBITS
     We have included with this Proxy Statement a copy of our Form 10-K which is part of our Annual Report for the fiscal year ending December 31, 2005, including the financial statements, schedules and list of exhibits. We will mail without charge, upon written request, a copy of our Form 10-K exhibits. Requests should be sent to Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339. They are also available, free of charge, at the SEC’s web site, www.sec.gov.
OTHER MATTERS
     Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and shareholders.
BY ORDER OF THE BOARD OF DIRECTORS,
/s/ David K. Dabbiere
David K. Dabbiere
Secretary

c/o Stock Transfer Department
Post Office Box 105649
Atlanta, GA 30348
Vote by Telephone
Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
Vote by Internet
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh PA 15230.

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the Website and
cast your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or over the Internet, do not mail your proxy card.

è

Proxy card must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

Manhattan Associates, Inc.
     THIS PROXY IS SOLICITED ON BAHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Peter F. Sinisgalli and David K. Dabbiere, Esq., and each of them with full power of substitution, as Proxy, to represent and vote all of the shares of Common Stock of Manhattan Associates, Inc. held of record by the undersigned on March 31, 2006, at the Annual Meeting of Shareholders to be held on May 19, 2006 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

Dated:	, 2006

Signature

Signature if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, date and sign as your name appears above and return in the enclosed envelope.

YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230, so your shares will be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.
Proxy card must be signed and dated on the reverse side
 ê Please fold and detach card at perforation before mailing. ê

MANHATTAN ASSOCIATES, INC.	PROXY
The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted "FOR" the nominee in Proposal 1 and "FOR" Proposal 2.
The Board of Directors recommends a vote "FOR" the nominee in Proposal 1 and "FOR" Proposal 2.
Proposal 1 - Election of the following Nominee as Director:

(1) Deepak Raghavan

	☐ FOR the nominee listed above		☐ WITHHOLD AUTHORITY
Proposal 2 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

☐	I plan to attend the meeting.
(Continued and to be signed and dated on the reverse side)